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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 4, 2008, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting included in the Annual Report of Warren Resources, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registered Statements of Warren Resources, Inc. on From S-3 (File No. 333-130109, effective December 2, 2005) and on Form S-8 (File No. 333-125277, effective May 26, 2005).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 4, 2008

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  Exhibit 23.2